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                                                                     Exhibit 5.1


December 16, 2003

WestCoast Hospitality Corporation
201 W. North River Drive, Suite 100
Spokane, Washington 99201

Ladies and Gentlemen:

We have acted as counsel for WestCoast Hospitality Corporation, a Washington corporation (the "Company"), and WestCoast Hospitality Capital Trust, a Delaware statutory trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of trust preferred securities to be issued by the Trust (the "Trust Preferred Securities"), and the related Guarantee (as defined below) and Debentures (as defined below) to be issued by the Company, pursuant to a registration statement on Form S-1, as amended (File Nos. 333-110214 and 333-110214-01), filed with the Securities and Exchange Commission (the "Registration Statement").

For purposes of this opinion, we have examined and relied upon the following:

(a) the Registration Statement and the form of preliminary prospectus contained in the Registration Statement (the "Prospectus");

(b) the form of the Indenture (the "Indenture") to be entered into by the Company and Wilmington Trust Company ("WTC"), as trustee, pursuant to which the Company will issue junior subordinated debentures (the "Debentures") (the form of the Indenture has been filed as an exhibit to the Registration Statement);

(c)      the form of the Debentures, which is included in the Indenture;

(d) the form of Trust Preferred Securities Guarantee Agreement (the "Guarantee") to be entered into by the Company and WTC, as trustee, pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Trust Preferred Securities (the form of the Guarantee has been filed as an exhibit to the Registration Statement);

(e) the form of the Amended and Restated Declaration of Trust for the Trust (the "Declaration of Trust") to be entered into by the Company, the trustees named therein, and the holders of the securities issued pursuant thereto (the form of the Declaration of Trust has been filed as an exhibit to the Registration Statement);
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WestCoast Hospitality Corporation
December 16, 2003
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(f)      resolutions of the Board of Directors of the Company relating to the authorization of (i) the filing of the Registration Statement, (ii) the Indenture, (iii) the Debentures, (iv) the Trust Preferred Securities, and (v) the Guarantee.

As to questions of fact material to this opinion, we have relied upon representations made in the foregoing documents and upon representations made by officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

For purposes of this opinion we have assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will become effective under the Act; (ii) the Declaration of Trust will be executed and delivered by the Company, as sponsor, and the trustees named therein; (iii) the Trust Preferred Securities will be issued and sold in compliance with applicable federal and state securities laws and in accordance with the Registration Statement; (iv) the Indenture will be executed and delivered by the Company and WTC as specified therein; (v) the Board of Directors of the Company or a committee thereof will have established the terms of the Debentures; (vi) the Debentures will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; (vii) the Guarantee will be executed and delivered by the Company and WTC as specified therein; and (viii) the Indenture and the Guarantee will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

To the extent that the obligations of the Company under the Indenture, the Debentures and the Guarantee may be dependent upon such matters, we have also assumed for purposes of this opinion that WTC has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; that WTC is duly qualified to engage in the activities contemplated by the Indenture and Guarantee; that the Indenture and the Guarantee will be duly authorized, executed and delivered by WTC and that each will constitute a legally valid, binding and enforceable obligation of WTC, enforceable against WTC in accordance with its terms; that WTC is and will remain in compliance, generally and with respect to acting as trustee under the Indenture and the Guarantee, with all applicable laws and regulations; and that WTC has the requisite organizational and legal power and authority to perform its obligations under the Indenture and under the Guarantee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
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WestCoast Hospitality Corporation
December 16, 2003
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1.       The Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

2. The Guarantee will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions set forth above are subject to the following:

(a) Our opinions as to the enforceability of the Debentures and the Guarantee are limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors and lenders, (ii) general principles of equity and public policy including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), and (iii) principles governing the availability of specific performance, injunctive relief, or any other equitable remedy, which generally provide that the award of such remedies is in the discretion of the court to which application for such relief is made; and

(b)      We express no opinion regarding the enforceability or effect of Section
         5.15 of the Indenture.

We are members of the Bar of the State of Washington and our opinion is limited to the laws of the State of Washington and the federal law of the United States, and we express no opinion as to the applicability or effect of the laws of any other jurisdictions. We note that the Indenture and the Guarantee provide that they are to be governed by, and interpreted in accordance with, the laws of the State of Delaware. We express no opinion as to the enforceability of such provision in the courts of the State of Washington or elsewhere, and our opinion set forth above is given on the assumption, in which you concur, that the laws of the State of Delaware do not differ from the laws of the State of Washington in any manner material to this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

RIDDELL WILLIAMS P.S.